                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                             GIANT INDUSTRIES, INC.
                            (a Delaware corporation)


                                   Jurisdiction of    Names Under Which
Subsidiary                         Incorporation      Company Does Business
----------                         ---------------    ---------------------
Giant Industries
  Arizona, Inc.                    Arizona            Giant Refining Company
                                                      Ciniza Pipe Line Company
                                                      Giant Transportation
                                                      Giant Service Stations
                                                      Giant Travel Center
                                                      TransWest Tank Lines
  - Giant Four Corners, Inc.*      Arizona
     - Navajo Convenient Stores
        Co., LLC**                 New Mexico
  - Giant Mid-Continent,
     Inc.*                         Arizona
  - Phoenix Fuel Co., Inc.*        Arizona            Phoenix Fuel Company
                                                      Mesa Fuel Company
                                                      Tucson Fuel Company
                                                      Firebird Fuel Company
                                                      PFC Lubricants Company
  - DeGuelle Oil Company*          Colorado
  - Ciniza Production
     Company*                      New Mexico
  - Giant Stop-N-Go of
     New Mexico, Inc.*             New Mexico
  - San Juan Refining
     Company*                      New Mexico
  - Giant Pipeline Company*        New Mexico
  - Giant Yorktown, Inc.           Delaware

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 *A wholly-owned subsidiary of Giant Industries Arizona, Inc.
**Giant Four Corners, Inc. has a 66 2/3% interest in this entity.







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